Exhibit 99.1



                                                          CONTACT: Max Kuniansky
                                                  Director of Investor Relations
                                                             B/E Aerospace, Inc.
                                                        (561) 791-5000 ext. 1440
                                                   max_kuniansky@beaerospace.com



                    B/E AEROSPACE REPORTS FINANCIAL RESULTS,
                  CONFIRMS EARNINGS GUIDANCE FOR CALENDAR 2003

        WELLINGTON, FL, March 4, 2003 - B/E Aerospace, Inc. (Nasdaq: BEAV) today announced financial results for the 10-month transition period ended December 31, 2002 and confirmed its earnings guidance for calendar year 2003.

        Because the company changed its fiscal year, results announced today are for a 10-month transition period from February 24, 2002 through December 31, 2002. The company will report on a calendar year basis going forward.

        Where noted, the results discussed herein have been adjusted to exclude the effect of certain facility and workforce consolidation costs, as well as certain unusual or nonrecurring items that are discussed below and in the accompanying footnotes. By presenting "as adjusted" results, management intends to provide a better understanding of the core results and underlying trends from which to consider past performance and prospects for the future. See the tables at the end of this news release for a reconciliation of "as adjusted" amounts to amounts reported under generally accepted accounting principles (GAAP). Users of this financial information should consider the types of events and transactions for which adjustments have been made. We also present operating earnings and EBITDA (earnings before interest, taxes, depreciation and amortization) as additional measures of our operating performance and our ability to service our debt, respectively. Neither operating earnings, EBITDA nor "as adjusted" information should be viewed as a substitute for or superior to net earnings or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Neither EBITDA nor the "as adjusted" information are determined using GAAP. Therefore, such information is not necessarily comparable to other companies.


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HIGHLIGHTS

- Reported net loss of ($2.03) per share. Excluding consolidation costs and non-cash charge, net loss was ($0.05) per share.

-  Amended bank credit facility.

-  Completed majority of cost reduction initiatives.

        "2002 was a year of turmoil for our airline customers," said Mr. Robert
J. Khoury, President and Chief Executive Officer of B/E Aerospace. "It was a year in which airlines' financial distress became acute, sharply reducing demand for our products. As the year wore on, the downturn spread to our business jet segment. Despite these challenges, we kept our focus and executed our plan to size the company for lower demand.

        "Both the scope and the cost of this downsizing have been substantial," he said. "However, we believe that most of the consolidation effort and costs are now behind us."

FINANCIAL RESULTS

        For the period February 24, 2002 through December 31, 2002, B/E reported a net loss of ($70.8) million, or ($2.03) per share. The ($70.8) million net loss includes:

- Charges and transition costs totaling $39.5 million related to B/E's facility and workforce consolidation program. Transition costs are the expenses of operating facilities scheduled for closure and integrating transferred operations into the remaining facilities. Under GAAP, such costs must be treated as normal expenses until plant shutdown has been completed.

- A $29.5 million non-cash charge due to a recently announced arbitration decision regarding the 1999 sale of B/E's in-flight entertainment business, as more fully described in the company's February 10, 2003 news release.

        For the comparable 10-month period ended December 31, 2001, the company had a pro forma net loss of ($90.0) million, or ($2.78) per share. The pro forma figures for the period a year ago include consolidation costs, acquisition-related expenses and debt extinguishment costs totaling $116.5 million, and treat companies acquired in 2001 as though acquired at the beginning of 2001, improving comparability with the period just ended.

        Excluding all the aforementioned costs in the respective periods in which they occurred, B/E would have reported a net loss of ($1.8) million, or ($0.05) cents per share for the period ended December 2002, compared to net earnings of $26.5 million, or $0.79 per share for the same period a year earlier.


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                                       3




        "Substantially lower sales and greater interest expense were the principal reasons for the year-over-year decrease in our results. Our 37.9 percent gross profit margin - achieved despite a 22 percent decline in sales -- and lower operating expenses reflect our cost reduction efforts," said Mr. Khoury, comparing the "as adjusted" loss of ($0.05) per share for the transition period just ended to the "as adjusted" figure of $0.79 per share for the same period a year ago.

        Net sales were $503.6 million for the period ended December 2002, down 22 percent compared to pro forma figures for the same period a year ago. The results for the period a year ago were also negatively impacted by the airline industry downturn and the events of September 11, 2001.

THE YEAR IN REVIEW

        "The tragic events of September 11, 2001, occurring in what was already a bad year for the airline sector, changed the landscape for our industry," Mr. Khoury said. "In the industry downturn which ensued, substantially lower sales have severely affected our financial performance. From the outset, we knew that we could do little to curb the company's revenue decline in the face of our customers' financial distress. Instead, we focused on reducing costs. We announced a major facility and workforce consolidation program just six weeks after the September 2001 terrorist attacks.

        "We are very pleased with the execution of our consolidation program. This has been a monumental effort, undertaken in the midst of the worst-ever crisis in the airline industry. We are proud of our accomplishments and grateful to our employees who have worked so hard to size the business appropriately.

        "Our employees have accomplished a great deal under very demanding circumstances. We closed four plants. We eliminated about 1,000 positions. By the middle of this year, we will have closed a fifth plant and brought our cumulative workforce reduction to about 1,400 positions. To put this into perspective: we will have closed nearly one-third of our principal manufacturing facilities and downsized our workforce by approximately 30% by the time these actions are complete.

        "We deeply regret the human toll which these actions have taken on employees, their families and their communities. Yet we have no choice but to cut costs to a level that should enable us to maintain our liquidity while our customers work through their difficulties," Mr. Khoury said. "We see evidence that we are making progress, based on the gross margin and lower operating expenses we report today."


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                                       4




        The company furnishes the following "as adjusted" figures to enhance comparability. For the period ended December 2002, these figures exclude the consolidation costs and charge related to the arbitration decision. For the same period a year ago, these figures treat companies acquired in 2001 as though acquired at the beginning of 2001 and exclude consolidation, acquisition-related and debt extinguishment costs.

- Gross profit margin was essentially unchanged at 37.9 percent despite the significant decline in sales.

- Operating expenses decreased by $28.1 million, driven by both management's austerity measures and a decrease in amortization resulting from new accounting rules.

- As a result, despite the $139.9 million decrease in sales, gross margin was maintained at 37.9 percent, but nevertheless gross profit decreased by $51.8 million. Operating earnings decreased by only $23.7 million, reflecting both lower manufacturing costs and lower operating expenses.

        Management expects the consolidation effort to cost nearly $155 million, of which approximately $65 million are cash costs. Consolidation costs already incurred since inception of the program total $144.1 million ($104.6 million in the fiscal year ended February 2002 and $39.5 million in the 10-month transition period ended December 2002). Of the $144.1 million total, approximately $55 million were cash costs.

RESULTS BY SEGMENT; BACKLOG

        Sales of commercial aircraft products, B/E's largest segment, dropped by 26 percent for the period ended December 2002 compared to the same period a year ago. Sales in B/E's business jet and fastener distribution segments also reflect constrained demand due to the aviation industry downturn.

                             NET SALES ($ MILLIONS)
                                                                       PRO FORMA
                                           10-MONTH PERIOD       10-MONTH PERIOD
                                        FROM FEB. 24, 2002    FROM FEB. 25, 2001
                                          TO DEC. 31, 2002      TO DEC. 31, 2001
        ------------------------------------------------------------------------
        Commercial aircraft products               $354.5                 $479.3
        Business jet products                        71.1                   75.7
        Fastener distribution                        78.0                   88.5
        ------------------------------------------------------------------------
        TOTAL                                      $503.6                 $643.5

        Total backlog decreased to about $450 million as of the end of December 2002, down from approximately $480 million at the end of February 2002.


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                                       5




LIQUIDITY

        As previously announced, B/E recently amended its bank credit facility. The bank facility now provides for aggregate borrowings of $135 million, following a $15 million reduction in commitments. Net debt (total debt less cash and cash equivalents) at December 31, 2002 stood at $696.0 million, virtually unchanged as compared to $695.3 million at February 23, 2002.

OUTLOOK

        "We have made no changes to our financial guidance since our last earnings release," Mr. Khoury stated. "However, industry conditions remain sobering at best. U.S. carriers alone lost $11 billion for 2002, following large losses the year before. Fuel prices, airlines' largest operating cost after labor, are very high, while ticket prices remain low. Consequently, many carriers are in precarious financial condition. Their plight could become worse if there is a war in the Middle East. To cut costs, airlines have idled nearly 2,200 aircraft. All of this has sharply reduced demand for our products.

        "Under these circumstances, there is more than the usual amount of uncertainty associated with any forecast of financial performance. That includes the outlook we communicate today," Mr. Khoury said.

        For calendar 2003, management continues to expect:

-  sales of approximately $575 - $600 million,

- approximately break-even bottom-line results before taxes and excluding approximately $10 million of transition costs associated with closure of the fifth facility and integration of transferred operations in the first half of 2003,

-  a net loss of approximately $12 million after taxes and transition costs,

-  EBITDA of about $100 million excluding transition costs, and

- a modest amount of free cash flow. B/E defines free cash flow as EBITDA less interest, taxes and capital expenditures.

        Management's expectations for interim results during calendar 2003 remain as follows:

-  net losses in the first and second quarters, and

-  a small profit in the second half of the year.

        "B/E Aerospace has a number of attributes that should enable us to maintain adequate liquidity during the downturn," Mr. Khoury said. "We have adequate liquidity to meet operating needs and service our debt obligations. Our $135 million bank credit facility, which will decrease by $15 million in December 2004, requires no further


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                                       6




principal payments until maturity in August 2006. All other long-term debt requires no additional principal payments until 2008 through 2011.

        "Our customer base is truly global," he continued. "Over 40 percent of last year's sales came from outside the U.S. Our competitive position is very strong, with leading worldwide market shares in many product lines.

        "With our aftermarket focus, we should be an early beneficiary of the industry recovery," he said. "Aftermarket demand should lead the recovery, because refurbishing existing aircraft is much less expensive than buying new aircraft.

        "When demand improves, we will have enhanced earnings power through substantial operating leverage. We believe that our factories have the capacity to generate revenues of up to $1 billion without significant additional capital investment. In the meantime, we have a seasoned executive team which has navigated prior downturns," Mr. Khoury concluded.

        As previously announced, B/E will hold a conference call to discuss its financial results on Wednesday, March 5 at 9:00 a.m. Eastern time. To listen to the conference call live via the Internet, visit the Investors section of B/E's website at www.beaerospace.com and follow the Webcasts link.

        Because results reported today are for a 10-month transition period, we present results for the comparable 10-month period of the prior year for comparison purposes. Audited results for the full 12-month period ended February 23, 2002 are also included herein. Users of this financial information should consider all financial information included in this news release.

        This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risks and uncertainties. B/E's actual experience may differ materially from that anticipated in such statements. Factors that might cause such a difference include those discussed in B/E's filings with the Securities and Exchange Commission, including but not limited to its most recent proxy statement, Form 10-K/A and Form 10-Q. For more information, see the section entitled "Forward-Looking Statements" contained in B/E's Form 10-K/A and in other filings.

        B/E Aerospace, Inc. is the world's leading manufacturer of aircraft cabin interior products, and a leading aftermarket distributor of aerospace fasteners. With a global organization selling directly to the world's airlines, B/E designs, develops and manufactures a broad product line for both commercial aircraft and business jets and provides cabin interior design, reconfiguration and conversion services. Products for the existing aircraft fleet -- the aftermarket -- provide almost two-thirds of sales. For more information, visit B/E's website at www.beaerospace.com.


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                                       *T*
                               B/E Aerospace, Inc.
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                       ------------------------------
                                                           AS                AS               AS
                                                        REPORTED          ADJUSTED         ADJUSTED          AS
                                                       Period From      Period From      Period From      REPORTED
                                                      Feb. 24, 2002    Feb. 24, 2002    Feb. 25, 2001    Year Ended
                                                           To                To               To          February
                                                      Dec. 31, 2002    Dec. 31, 2002    Dec. 31, 2001     23, 2002
(Dollars In millions, except per share data)                                                  (3)
-------------------------------------------------------------------------------------------------------------------
Net sales                                                $ 503.6          $ 503.6          $ 643.5         $ 680.5
Cost of sales (1)(2)                                       352.3            312.8            400.9           530.1
                                                         -------          -------          -------         -------
Gross profit                                               151.3            190.8            242.6           150.4
     Gross margin                                           30.0%            37.9%            37.7%           22.1%
Operating expenses:
     Selling, general and administrative (2)                98.5             98.5            124.0           139.4
     Research, development and engineering                  34.1             34.1             36.7            43.5
     Legal settlement (1) (4)                               29.5               --               --              --
                                                         -------          -------          -------         -------
Total operating expenses                                   162.1            132.6            160.7           182.9
Operating (loss) earnings                                  (10.8)            58.2             81.9           (32.5)
     Operating margin                                         --             11.6%            12.7%             --
Interest expense, net                                       57.3             57.3             53.5            60.5
                                                         -------          -------          -------         -------
(Loss) earnings before income taxes                        (68.1)             0.9             28.4           (93.0)
Income taxes                                                 2.7              2.7              1.9             1.8
                                                         -------          -------          -------         -------
(Loss) earnings before extraordinary item                  (70.8)            (1.8)            26.5           (94.8)
Extraordinary item (2)(5)                                     --               --               --             9.3
                                                         -------          -------          -------         -------
     NET (LOSS) EARNINGS                                   (70.8)            (1.8)            26.5          (104.1)
NET (LOSS) EARNINGS PER COMMON SHARE:
    Before extraordinary item                            $ (2.03)         $ (0.05)         $  0.79         $ (2.90)
    Net (loss) earnings                                  $ (2.03)         $ (0.05)         $  0.79         $ (3.18)
Common shares:
     Weighted average and potentially dilutive              34.9             34.9             33.5            32.7
     End of period                                          35.2             35.2             35.3            34.4
                                                                       ------------------------------

(1) "As reported" 10-month period ended Dec. 31, 2002 includes the following consolidation costs: transition costs totaling $26.5, $6.0 charge related to October 2002 expansion of cost reduction program and inventory impairment charge of $7.0. "As adjusted" figures for the same period exclude such costs and the legal settlement.
(2) "As adjusted" 10-month period ended Dec. 31, 2001 excludes consolidation costs of $100.4, acquisition-related expenses of $6.8 and debt extinguishment costs of $9.3. Year ended Feb. 23, 2002 includes consolidation costs of $104.6, acquisition-related expenses of $6.8 and the debt extinguishment costs mentioned above.
(3) Pro forma for acquisitions. Pro forma figures treat companies acquired during 2001 as though acquired at the beginning of 2001. The pro forma results are presented for informational purposes in order to enhance comparability and are not necessarily indicative of the operating results that would have occurred had the transactions actually occurred at the beginning of 2001, nor are they necessarily indicative of future operating results.
(4) Represents impact of arbitration decision related to amounts due B/E in connection with 1999 sale of in-flight entertainment business.
(5) Costs related to early extinguishment of 9.875% Senior Subordinated Notes and bank credit facility.


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                                       *T*

                               B/E Aerospace, Inc.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                              (Dollars in millions)

                                                                      DECEMBER 31,     FEBRUARY 23,
                                                                          2002             2002
                                                                      ------------     ------------
ASSETS
Current assets:
     Cash and cash equivalents                                          $  156.9         $  159.5
     Accounts receivable - trade, less allowance for doubtful
        accounts of $3.9 (December 31, 2002)
        and $4.9 (February 23, 2002)                                        73.8             93.3
     Inventories, net                                                      163.2            157.0
     Other current assets                                                   22.8             46.6
                                                                        --------         --------
        Total current assets                                               416.7            456.4
Long-term assets                                                           650.4            671.9
                                                                        --------         --------
                                                                        $1,067.1         $1,128.3
                                                                        ========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Total current liabilities                                               $  153.8         $  151.6
Long-term liabilities                                                      844.0            855.6
                                                                        --------         --------
                                                                           997.8          1,007.2

Total stockholders' equity                                                  69.3            121.1
                                                                        --------         --------
                                                                        $1,067.1         $1,128.3
                                                                        ========         ========


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                                       *T*

                               B/E Aerospace, Inc.

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (Dollars in millions)

                                                                          PERIOD
                                                                           FROM
                                                                      FEB. 24, 2002         YEAR
                                                                            TO             ENDED
                                                                      DEC. 31, 2002    FEB. 23, 2002
                                                                      ------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                            $ (70.8)         $(104.1)
     Adjustments to reconcile net loss to net cash flows
        provided by operating activities:
           Extraordinary item                                                 --              9.3
           Depreciation and amortization                                    24.7             46.8
           Non-cash employee benefit plan contributions                      1.8              2.6
           Loss on disposal of property and equipment                        0.5               --
           Impairment of property and equipment, inventories,
              intangibles and other assets                                   7.0             83.3
           Legal settlement                                                 29.5               --
           Changes in operating assets and liabilities, net of
              acquisitions                                                  (6.2)            20.0
                                                                         -------          -------
     Net cash flows (used in) provided by operating activities             (13.5)            57.9
                                                                         -------          -------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Acquisitions, net of cash acquired                                     (6.5)          (207.9)
     Capital expenditures                                                  (17.4)           (13.9)
     Proceeds from real estate sales                                        33.4               --
     Change in intangible and other assets                                  (2.6)            (9.2)
                                                                         -------          -------
Net cash flows provided by (used in) investing activities                    6.9           (231.0)
                                                                         -------          -------
CASH FLOWS FROM FINANCING ACTIVITIES                                         0.7            272.9
                                                                         -------          -------
Effect of exchange rate changes on cash flows                                3.3             (0.6)
                                                                         -------          -------
Net (decrease) increase in cash and cash equivalents                        (2.6)            99.2

Cash and cash equivalents at beginning of period                           159.5             60.3
                                                                         -------          -------
Cash and cash equivalents at end of period                               $ 156.9          $ 159.5
                                                                         =======          =======


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                                       *T*

                               B/E Aerospace, Inc.

                                RECONCILIATION OF
              "AS REPORTED" TO "AS ADJUSTED" FINANCIAL INFORMATION

        This news release presents certain financial information on an "as adjusted" basis to exclude the effect of certain items as described herein. By presenting "as adjusted" results, management intends to provide a better understanding of the core results and underlying trends from which to consider past performance and prospects for the future. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

        We also present operating earnings and EBITDA as additional measures of our operating performance and our ability to service our debt, respectively. Neither operating earnings, EBITDA nor "as adjusted" information should be viewed as a substitute for or superior to net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Neither EBITDA nor the "as adjusted" information are determined using GAAP. Therefore, such information is not necessarily comparable to other companies.

                                        10-Month Period from February 24, 2002 to December 31, 2002
---------------------------------------------------------------------------------------------------
                                                            IMPACT OF        IMPACT OF
                                                AS        CONSOLIDATION        LEGAL          AS
(In millions, except per share data)         REPORTED         COSTS         SETTLEMENT     ADJUSTED
---------------------------------------------------------------------------------------------------
Net sales                                     $ 503.6         $   --          $   --       $ 503.6
Gross profit                                    151.3           39.5              --         190.8
Operating expenses                              162.1             --            29.5         132.6
Operating (loss) earnings                       (10.8)          39.5            29.5          58.2
EBITDA                                           13.9           39.5            29.5          82.9
Net (loss) earnings                             (70.8)          39.5            29.5          (1.8)
Net (loss) earnings per share                   (2.03)          1.13            0.85         (0.05)

                                        10-Month Period from February 25, 2001 to December 31, 2001
---------------------------------------------------------------------------------------------------
                                                                    IMPACT OF
                                                                 CONSOLIDATION,
                                                                  ACQUISITION-
                                                                 RELATED AND DEBT
                                                                  EXTINGUISHMENT            AS
(In millions, except per share data)          PRO FORMA                COSTS             ADJUSTED
-------------------------------------------------------------------------------------------------
Net sales                                      $ 643.5                $    --             $ 643.5
Gross profit                                     142.2                  100.4               242.6
Operating expenses                               167.5                    6.8               160.7
Operating (loss) earnings                        (25.3)                 107.2                81.9
EBITDA                                            14.8                  107.2               122.0
Net (loss) earnings                              (90.0)                 116.5                26.5
Net (loss) earnings per share                    (2.78)                  3.57                0.79


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